HC Capital Trust
Specialist Manager Compliance Checklist
For the Quarter ended June 30, 2014

RULE 10f-3 AFFILIATED UNDERWRITER TRANSACTIONS

                                                                                                                  % OF
                                                                                                                   TOTAL
                                                                                                                  OFFERING  RECEIVED
                                                                                                                     IN       COPY
                     SPECIALIST     SECURITY /                           AFFILIATED          DATE        TOTAL     MANAGED    FORM
     PORTFOLIO        MANAGER        ISSUER           UNDERWRITER       UNDERWRITER        ACQUIRED    ACQUIRED    PORTION   10F-3?
------------------------------------------------------------------------------------------------------------------------------------
Core Fixed           Seix         L-3               Bank of America   SunTrust Robinson   5/13/2014  $186,000      0.03%     Yes
Income               Investment   Communications                      Humphrey
                     Advisors     Corp.
Core Fixed           Seix         Credit Suisse     Credit Suisse     SunTrust Robinson   5/22/2014  $526,000      0.03%     Yes
Income               Investment   New York                            Humphrey
		     Advisors
US Corporate Fixed   Seix         L-3               Bank of America   SunTrust Robinson   5/13/2014  $1,182,000    0.18%     Yes
Income Securities    Investment   Communications                      Humphrey
		     Advisors     Corp.
US Corporate Fixed   Seix         Credit Suisse     Credit Suisse     SunTrust Robinson   5/22/2014  $3,295,000    0.16%     Yes
Income Securities    Investment   New York                            Humphrey
		     Advisors